Exhibit 10.3

SIDE LETTER

To:

1. Sinsin Europe Solar Asset Limited Partnership

Suite 716, 10, Market Street

Grand Cayman KYI-9006

Cayman Islands

2. Sinsin Solar Capital Limited Partnership

Suite 716, 10, Market Street

Grand Cayman KYI-9006

Cayman Islands

January 2, 2025

Dear Sirs,

Reference is made to a Settlement Agreement (the “Settlement Agreement”) dated January 2, 2025, entered by and among:

(a) SPI Energy Co., Ltd, a Cayman Islands corporation with registered address at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands whose principal executive office is located at 4803 Urbani Ave, McClellan Park, CA 95652 USA (hereinafter “SPI Energy”);

(b) SPI China (HK) Limited, a Hong Kong corporation with registered address at Floor 11, No.1128, 52 Hung To Road, Kwun Tong, Kowloon, Hong Kong, whose principal executive office is located at Floor 11, No.1128, 52 Hung To Road, Kwun Tong, Kowloon, Hong Kong (hereinafter “SPI HK” and collectively with SPI Energy shall be referred to as “SPI”);

(c) Sinsin Europe Solar Asset Limited Partnership (Reg. No. 70887) a Cayman Islands corporation with registered address at Suite 716, 10, Market Street, Grand Cayman KYI-9006, Cayman Islands whose principal executive office is located at 2nd Floor East Side, Building 59, No. 461, Hongcao Road, Xuhui, Shanghai, 200233, China (hereinafter “Sinsin Europe”);

(d) Sin Sin Solar Capital Limited Partnership (Reg. No. 70738) a Cayman Islands corporation with registered address at Suite 716, 10, Market Street, Grand Cayman KYI-9006, Cayman Islands whose principal executive office is located at 2nd Floor East Side, Building 59, No. 461, Hongcao Road, Xuhui, Shanghai, 200233, China (hereinafter “Sinsin Solar Capital” and collectively with Sinsin Europe, “SINSIN”);

(e) Sinsin Renewable Investment Limited, a company registered in Malta at 85, St.John Street, Valletta VLT 1165 Malta (Registration Number: C60350) (hereinafter “SRIL”); and

(f) Photovoltaica Parka Veroia 1 Malta Limited, a company registered in Malta at 85, St.John Street, Valletta VLT 1165 Malta (Registration Number: C60181 (hereinafter “Veroia Malta”, and collectively with SRIL, “Lenders/Assignors” ).

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Capitalized terms used herein and not otherwise defined, shall have the meaning ascribed to them in the Settlement Agreement.

Reference is also made to:

(a)	Article 2 of the Settlement Agreement, pursuant to which SPI agreed to pay to SINSIN the Settlement Amount in three (3) Installments, out of which an amount of EUR thirty-three million fifty-two thousand eight hundred fifty-two (€ 33,052,852.00) (the “First Installment”) shall be paid to SINSIN by virtue of the assignment of the Assigned Debt from the Lenders/Assignors to SINSIN (assignee); and

(b)	Clause 2.2.1 (c) of the Settlement Agreement, which provides that: “[o]n the Assignment Effective Date, SPI and SINSIN shall procure that the Greek SPVs acting under the joint control of SINSIN and SPI (through their Interim Management appointed by virtue of the “Athens Injunction Judgement No 4212/2018”) shall: (1) pay the Assigned Debt to SINSIN in full; and (2) to that effect, on the Assignment Effective Date, provide written instructions to the Greek Banks where the Accumulated Greek Bank Deposits are kept for the payment of the Bond Loan Amount to SINSIN.”

By this letter, we would like to clarify and stipulate that, should the Greek Banks require a modification of the Athens Injunction Judgement No 4212/2018 in order to release the First Instalment, SPI and SINSIN shall procure that all the parties in the Athens Injunction Judgement No 4212/2018 file a joint application to the Athens Single-Member First Instance Court and take necessary actions to obtain a modification of the Athens Injunction Judgement No 4212/2018 in prompt manner. In the event that, in order to release the First Instalment, a modification of the Athens Injunction Judgement No 4212/2018 is required or any delays are caused for the satisfaction of any conditions required by the Greek Banks (including without limitation by reason of fulfilling the Greek Bank’s KYC reviews), SPI and SINSIN shall, where necessary and upon joint agreement, extend the timeline for the release of the First Instalment as set forth in Clause 2.2.1. of the Settlement Agreement.

If any dispute arises in connection with this letter, Article 17 (Governing Law and Dispute Resolution) of the Settlement Agreement shall apply mutatis mutandis.

If you are in agreement with the above, please signify your agreement and acceptance by signing and returning to our attention a copy of this letter.

Yours sincerely,

SPI Energy Co., Ltd _____________________________ By:	SPI China (HK) Limited _____________________________ By:

We hereby accept and agree to the above. Sinsin Europe Solar Asset Limited Partnership	Sinsin Solar Capital Limited Partnership
_____________________________ By:	_____________________________ By:
Sinsin Renewable Investment Limited	Photovoltaica Parka Veroia 1 Malta Limited
_____________________________ By:	_____________________________ By:

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